Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated May 18, 2007, relating to the consolidated financial statements of Catcher Holdings, Inc. and Subsidiary for the years ended December 31, 2006 and 2005, which appear in this registration statement. We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ Stonefield Josephson, Inc.

Los Angeles, California

September 20, 2007